EXHIBIT 10.2

EMPLOYMENT AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of this 6th day of October 2017 (the “Effective Date”), by and between MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), and JOSEPH MICHAEL BURNETT (the “Executive”).

WITNESSETH:

WHEREAS, the Company desires to employ the Executive to serve as the Chief Executive Officer and President of the Company on the terms and conditions set forth herein;

WHEREAS, the Company and the Executive each deem it necessary and desirable to execute a written document setting forth the terms and conditions of said relationship; and

WHEREAS, to the extent this Agreement provides for any “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Agreement will be administered in compliance with Section 409A of the Code and the regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the premises and mutual obligations hereinafter set forth, the parties agree as follows:

1.        Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

“Accounting Firm” has the meaning set forth in Section 11(b) of this Agreement.

“Affiliate” has the same meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning set forth in the preamble above.

“Annual Bonus” has the meaning set forth in Section 4(b) of this Agreement.

“Award Agreement” has the meaning set forth in Section 11(b) of this Agreement.

“Award Plans” has the meaning set forth in Section 4(d) of this Agreement.

“Base Salary” means the annual salary to be paid to the Executive as set forth in Section 4(a) of this Agreement.

“Benefit Plans” has the meaning set forth in Section 4(e) of this Agreement.

“Board” means the Board of Directors of the Company.

“Change of Control” means the occurrence with respect to the Company of any of the following events: (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; or (iii) a change in the ownership of a substantial portion of the assets of the Company.

For purposes of this definition, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total

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fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board prior to the date of the appointment or election. A change in the ownership of a substantial portion of the assets of the Company occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

The determination as to the occurrence of a Change of Control shall be based on objective facts and in accordance with the requirements of Section 409A of the Code.

“Change of Control Termination” means (i) a Termination Without Cause or (ii) a Termination for Good Reason, in either case within two (2) months prior to, on, or within one (1) year after, a Change of Control.

“Code” has the meaning set forth in the recitals above.

“Company” has the meaning set forth in the preamble above.

“Company Incentive Plan” means, collectively, the Company’s current equity incentive plan, as such may be amended from time to time, and any other equity incentive plan adopted by the Company from time to time.

“Company Shares” means shares of common stock of the Company or any securities of a successor company which shall have replaced such common stock.

“Compensation Committee” means the compensation committee of the Board.

“Confidentiality Agreement” means that certain Non-Disclosure and Proprietary Rights Agreement between the Company and the Executive in substantially the form attached hereto as Exhibit A.

“Effective Date” has the meaning set forth in the preamble above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excise Tax” means the excise tax imposed by Section 4999 of the Code with respect to the Total Payments, together with any interest or penalties with respect to such excise tax.

“Executive” has the meaning set forth in the preamble above.

“Initial Signing Bonus” has the meaning set forth in Section 4(c) of this Agreement.

“Net After-Tax Benefit” means (i) the Total Payments, less (ii) the amount of all United States federal, state and local income and employment taxes payable with respect to the Total Payments

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(calculated at the maximum applicable marginal income tax rate for the Executive under the Code), and less (iii) the amount of the Excise Tax imposed (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing).

“Non-Compete Agreement” means that certain Non-Compete Agreement between the Company and the Executive in substantially the form attached hereto as Exhibit B.

“Non-Qualified Stock Option Agreement” means that certain Non-Qualified Stock Option Agreement between the Company and the Executive in substantially the form attached hereto as Exhibit C.

“Option(s)” means (i) any option issued to the Executive pursuant to a Company Incentive Plan, (ii) other than options described in the preceding clause (i), any option issued to the Executive by the Company to purchase Company Shares, or (iii) any option granted under the plan of any successor company that replaces or assumes the Company’s options.

“Permanent Disability” means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company. Medical determination of Permanent Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Company provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the Company, the Executive must submit proof to the Company of the Social Security Administration’s or the provider’s determination.

“Relocation Period” has the meaning set forth in Section 5(b) of this Agreement.

“Restricted Share Award Agreement” means that certain Restricted Share Award Agreement between the Company and the Executive in substantially the form attached hereto as Exhibit D.

“Restricted Stock” means (i) any restricted Company Shares issued to the Executive pursuant to a Company Incentive Plan, (ii) other than restricted Company Shares described in the preceding clause (i), any restricted Company Shares issued to the Executive by the Company, or (iii) any restricted stock granted under the plan of any successor company that replaces or assumes the Company’s restricted stock awards.

“Section 4999 Limit” has the meaning set forth in Section 11(a) of this Agreement.

“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.

“Start Date” has the meaning set forth in Section 3(a) of this Agreement.

“Term” has the meaning assigned to it in Section 3(a) of this Agreement.

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“Termination Date” means the date on which the employment of the Executive is terminated, which date shall be (i) in the case of the Executive’s death, the date of death, (ii) in the case of the Executive’s Permanent Disability, thirty (30) days after a Termination Notice is given, provided the Executive does not return to the full-time performance of his duties within such thirty (30) day period, (iii) in the case of a Termination Upon Expiration, the date upon which the Term expires, (iv) in the case of a Termination With Cause, the date specified in the Termination Notice, or (v) in all other instances, the date specified as the Termination Date in the Termination Notice, which date shall not be less than ten (10) days from the date the Termination Notice is given.

“Termination for Good Reason” means the termination of the Executive’s employment with the Company by the Executive based on any of the following circumstances, if, within the six (6) month period preceding the Executive’s termination, the Executive notified the Company in writing of such circumstances within ninety (90) days of occurrence and the Company did not remedy such circumstances within thirty (30) days thereafter:

(i)        a material demotion or diminution in the Executive’s authority, duties or responsibilities without the Executive’s consent; or

(ii)       a relocation of the company such that the Executive’s commute is extended by more than an additional 50 miles;

(iii)      any action or inaction that constitutes a material breach by the Company of this Agreement.

“Termination Notice” means a written notice of termination of employment by the Executive or the Company.

“Termination of Employment” means the termination of the Executive’s employment with the Company for reasons other than death or Permanent Disability. Whether a Termination of Employment takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Company and the Executive intended for the Executive to provide significant services for the Company following such termination. A change in the Executive’s employment status will not be considered a Termination of Employment if the Executive continues to provide services as an employee of the Company or in any other capacity at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period).

“Termination Upon Expiration” means the termination of the Executive’s employment upon the full expiration of the Term, including the full expiration of any extension thereof, following: (i) the Company’s notice to the Executive of the Company’s election to not extend the Term; or (ii) the Executive’s notice to the Company of the Executive’s election to not extend the Term, in each case as provided in Section 3(a) of this Agreement.

“Termination With Cause” means the termination of the Executive’s employment by the Company for any of the following reasons: (i) the Executive’s gross negligence or willful misconduct in the performance of the Executive’s duties where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company; (ii) the material violation by the Executive of any federal or state law or regulation or the Company’s compliance program in the performance of the Executive’s duties; (iii) the Executive’s breach of the Non-Compete Agreement; (iv) the Executive’s material breach of the Confidentiality Agreement; (v) the Executive’s commission of any act of fraud with respect to the Company; (vi) the Executive’s conviction of, or the Executive’s entry of a

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guilty plea or plea of nolo contendere with respect to, a felony; or (vii) the Executive’s material failure to perform duties consistent with this Agreement or the Executive’s position or to follow or comply with the reasonable directives of the Board or the Executive’s supervisor(s) (to the extent not inconsistent with the terms of this Agreement), provided that (A) the Executive shall have received written notice within ninety (90) days of the occurrence of such failure that specifically identifies the manner in which the Company believes that Executive has engaged in such failure and (B) the Executive shall not have cured such failure within thirty (30) days following receipt of such notice, provided further that such opportunity to cure a failure shall not apply if the Executive has received more than one notice with respect to the same or similar conduct pursuant to this clause (vii) during any twelve (12) consecutive month period.

“Termination Without Cause” means the termination of the Executive’s employment by the Company for any reason other than (i) Termination With Cause, (ii) termination by the Company due to the Executive’s death or Permanent Disability, or (iii) Termination Upon Expiration.

“Total Payments” means the total payments or other benefits that the Executive becomes entitled to receive from the Company or an Affiliate thereof in connection with a Change of Control that would constitute a “parachute payment” (within the meaning of Section 280G of the Code), whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or an Affiliate thereof.

“Voluntary Termination” means the Executive’s voluntary termination of his employment hereunder for any reason, other than a Termination for Good Reason. If the Executive gives a Termination Notice of Voluntary Termination and, prior to the Termination Date, the Executive voluntarily refuses or fails to provide substantially all the services described in Section 2 hereof, the Voluntary Termination shall be deemed to be effective as of the date on which the Executive so ceases to carry out his duties. Voluntary refusal to perform services shall not include (i) taking vacation otherwise permitted in accordance with Section 4(g) hereof, (ii) the Executive’s failure to perform services on account of his illness or the illness of a member of the Executive’s immediate family, provided such illness is adequately substantiated at the reasonable request of the Company, or (iii) any other absence from service permitted by applicable State or Federal law or with the written consent of the Board.

2.        Employment; Services. The Company shall employ the Executive, and the Executive agrees to be so employed, in the capacity of the Chief Executive Officer and President as of the Start Date and through the Term as provided in Section 3(a) of this Agreement. The Executive shall assume and discharge such duties and responsibilities as are commensurate with the Executive’s position. The Executive shall be a full-time employee of the Company and shall exert his best efforts and devote substantially all of his business time and attention to the Company’s affairs and the performance of his duties hereunder.

3.        Term; Termination.

(a)        The term of the Executive’s employment under this Agreement (the “Term”) shall be for three (3) years and shall commence as of November 7, 2017 (the “Start Date”). On the third anniversary of the Start Date and each successive anniversary of the Start Date, the Term shall be extended for an additional one (1) year period, unless one party gives notice to the other of such party’s election to not extend the Term, which notice must be given no later than ninety (90) days prior to the end of the then-current Term. Notwithstanding the foregoing, employment during the Term shall be subject to earlier termination in accordance with the terms of this Agreement.

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(b)        Any purported termination of employment by the Executive or the Company, other than by reason of the Executive’s death, shall be communicated by a Termination Notice. The Termination Notice shall indicate the specific termination provision in this Agreement relied upon and, in the event of a Termination With Cause or a Termination for Good Reason, set forth the facts and circumstances claimed to provide a basis for termination.

4.        Compensation.

(a)        Base Salary. During the Term, the Company shall pay the Executive for his services a “Base Salary” of Three Hundred Sixty Thousand Dollars ($360,000) per year, to be paid in accordance with customary Company policies. The Base Salary shall be subject to increase or decrease according to policies and practices adopted by the Compensation Committee or the Board, as the case may be; provided, however, that in no event (i) shall the Base Salary for any year be decreased by more than ten percent (10%) from the immediately preceding year’s Base Salary, and (ii) shall the Base Salary be less than Three Hundred Sixty Thousand Dollars ($360,000).

(b)        Annual Bonus. Starting with the Company’s fiscal year commencing on January 1, 2018, the Executive shall be eligible to receive an annual incentive bonus in an amount not to exceed forty percent (40%) of the Executive’s Base Salary (an “Annual Bonus”), subject to the terms and conditions established by the Compensation Committee in consultation with the Executive. The Compensation Committee shall determine in good faith the Executive’s entitlement to an Annual Bonus based on the achievement or satisfaction of such terms, conditions and goals as soon as reasonably practicable after the end of each calendar year. The Company shall pay the Annual Bonus, if any, to the Executive within ten (10) days after the Compensation Committee makes such determination and in any event not later than March 15 of the year following the calendar year in which the services upon which the Annual Bonus is based were performed; provided, however, that, notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to pay, and the Executive shall not be entitled to receive, any such Annual Bonus unless the Executive remains employed by the Company on the date of payment.

(c)        Initial Signing Bonus. To induce the Executive to commence employment with the Company as of the Start Date, the Company shall pay to the Executive an initial signing bonus of One Hundred Thousand Dollars ($100,000) (the “Initial Signing Bonus”), which shall consist of two payments of Fifty Thousand Dollars ($50,000.00) each. The first $50,000 payment shall be made within ten (10) business days of the Start Date. The second $50,000 payment shall be made within ten (10) business days of the six-month anniversary of the Start Date; provided, however, that, notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to pay, and the Executive shall not be entitled to receive, the second payment of the Initial Signing Bonus unless the Executive remains employed by the Company on the date of such payment.

(d)        Inducement Grants. To induce the Executive to commence employment with the Company as of the Start Date, the Company shall grant the Executive, effective as of the Start Date: (i) an Option on the terms and conditions set forth in the Non-Qualified Stock Option Agreement; and (ii) Restricted Stock on the terms and conditions set forth in the Restricted Share Award Agreement.

(e)        Award Plans. During the Term, the Executive shall generally be eligible to participate in Company Incentive Plans and any other incentive compensation, profit participation or extra compensation plan that is adopted by the Company and in which the Company’s executive officers generally participate (collectively, “Award Plans”), according to the policies and practices adopted by the Compensation Committee or the Board, as the case may be.

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(f)         Benefit Plans. During the Term, the Executive shall be entitled to participate in, and to all rights and benefits provided by, the health, life, medical, dental, disability, insurance and welfare plans that are maintained from time to time by the Company for the benefit of the Executive, the executives of the Company generally or for the Company’s employees generally, provided that the Executive is eligible to participate in such plan under the eligibility provisions thereof that are generally applicable to the participants thereof (collectively, “Benefit Plans”).

(g)         Vacation. The Executive shall be entitled each year to vacation time, during which time his compensation shall be paid in full. The time allotted for such vacation shall be four (4) weeks, to be taken at such time or times as shall be mutually convenient and consistent with his duties and obligations to the Company. Vacation accrues based on the Executive’s anniversary date. Any unused vacation shall be subject to the Company’s policies regarding same, as such may be amended from time to time.

(h)         Overall Qualification. Nothing in this Agreement shall be construed as preventing the Company from modifying, suspending, discontinuing or terminating any of the Benefit Plans or Award Plans without notice or liability to the Executive so long as (i) the modification, suspension, discontinuation or termination of any such plan is authorized by and performed in accordance with the specific provisions of such plan and (ii) such modification, suspension, discontinuation or termination is taken generally with respect to all similarly situated employees of the Company and does not single out or discriminate against the Executive.

5.                Expenses.

(a)         General. The Company recognizes that the Executive will have to incur certain out-of-pocket expenses, including but not limited to travel expenses, related to his services and the Company’s business and the Company agrees, to reimburse the Executive for all reasonable expenses necessarily incurred by him in the performance of his duties upon presentation of documentation indicating the amount and business purposes of any such expenses; provided, that the Executive complies with the Company’s policies and procedures regarding business expenses.

(b)         Relocation. During the period commencing on the Start Date and ending on the second anniversary of the Start Date (the “Relocation Period”), the Executive shall be entitled to reimbursement for reasonable relocation expenses up to Fifty Thousand Dollars ($50,000.00), in the aggregate. Notwithstanding the foregoing, in the event the Executive ceases to be an employee of the Company (i) within 12 months of being reimbursed for relocation expenses per above, the Company shall have the right to claw back (including, without limitation, retaining any payments owed to the Executive hereunder for such purpose) and the Executive agrees to repay one hundred percent (100%) of the relocation expenses paid by the Company pursuant to this Section 5(b); or (ii) in the event the Executive ceases to be an employee of the Company between 12 - 24 months of being reimbursed for relocation expenses per above, the Company shall have the right to claw back (including, without limitation, retaining any payments owed to the Executive hereunder for such purpose) and the Executive agrees to repay fifty percent (50%) of the relocation expenses paid by the Company pursuant to this Section 5(b), as applicable, within ten (10) business days of the Executive’s Termination Date.

6.         Voluntary Termination; Termination With Cause. If the Executive shall cease being an employee of the Company on account of the Executive’s Voluntary Termination or a Termination With Cause, the Executive shall have no further rights against the Company hereunder after the Termination Date, except for the right to receive (i) any Base Salary and bonus compensation earned but unpaid as of the Termination Date, (ii) accrued vacation and other vested benefits under the Company’s Award and

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Benefit Plans; and (iii) reimbursement of business expenses to which the Executive is entitled as of the Termination Date pursuant to Section 5(a). In the event of a Voluntary Termination or a Termination With Cause, the Executive shall continue to be subject to the Confidentiality Agreement and the Non-Compete Agreement.

7.         Termination Upon Death or Permanent Disability.

(a)         Death. The Executive’s employment with the Company shall terminate automatically upon the Executive’s death. Upon termination of employment due to the Executive’s death, the Executive’s estate shall have no further rights against the Company hereunder after the Termination Date, except for the right to receive (i) any Base Salary and bonus compensation earned but unpaid as of the Termination Date, plus (ii) any unreimbursed business expenses to which the Executive is entitled as of the Termination Date pursuant to Section 5(a), plus (iii) the lump sum amount of Eighteen Thousand Dollars ($18,000). In addition, the Executive’s estate shall be entitled to any vested benefits under the Company’s Award Plans and Benefit Plans as of the Termination Date, in accordance with the terms of such plans.

(b)         Permanent Disability. In the event of the Executive’s Permanent Disability, the Company may terminate the Executive’s employment with the Company if the Executive does not return to the full-time performance of his duties within thirty (30) days after a Termination Notice is given. Upon termination of employment due to the Executive’s Permanent Disability, the Executive shall have no further rights against the Company hereunder after the Termination Date, except for the right to receive (i) any Base Salary and bonus compensation earned but unpaid as of the Termination Date, plus (ii) any unreimbursed business expenses to which the Executive is entitled as of the Termination Date pursuant to Section 5(a), plus (iii) the lump sum amount of Eighteen Thousand Dollars ($18,000). In addition, the Executive shall be entitled to any vested benefits under the Company’s Award Plans and Benefit Plans as of the Termination Date, in accordance with the terms of such plans. In the event of a termination of employment upon the Executive’s Permanent Disability, the Executive shall continue to be subject to the Confidentiality Agreement and the Non-Compete Agreement.

(c)         Life Insurance. Upon the Company’s request, the Executive shall cooperate with the Company in obtaining “key man” life insurance on the life of the Executive with death benefits payable to the Company.

8.         Termination Without Cause; Termination for Good Reason. The Company may terminate the Executive’s employment for any reason, or no reason at all, at any time, and the Executive may effect a Termination for Good Reason at any time; provided, that upon a Termination for Good Reason or a Termination Without Cause, except as otherwise provided in Section 10 of this Agreement, the Company shall provide the compensation and benefits set forth in this Section 8. The Executive may effect a Termination for Good Reason notwithstanding any incapacity due to physical or mental illness. In the event of a Termination Without Cause or a Termination for Good Reason, the Executive shall continue to be subject to the Confidentiality Agreement and the Non-Compete Agreement.

(a)         Base Salary, Annual Bonus, Benefit Plans and Award Plans. The Company shall pay to the Executive, on the Termination Date, a lump sum amount which is equal to the sum of: (i) an amount equal to the Executive’s Base Salary in effect on the Termination Date; plus (ii) an amount equal to the average annual cash bonus, if any, paid to the Executive for the two (2) years preceding the year in which the Termination Date occurs; plus (iii) Eighteen Thousand Dollars ($18,000); plus (iv) any Base Salary and bonus compensation earned but unpaid as of the Termination Date; plus (v) any unreimbursed business expenses to which the Executive is entitled as of the Termination Date pursuant to Section 5(a).

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The Company shall also pay the Executive any amounts due to the Executive pursuant to the terms of any Award Plans and/or Benefit Plans in which the Executive was a participant, in accordance with the terms of such plans. Notwithstanding the foregoing, if the Executive is a Specified Employee and the total of the payments under this Section 8(a) exceeds the limit set forth in Treas. Reg. §1.409A-1(b)(9)(iii)(A) (related to separation pay), then the amount in excess of such limit shall be delayed for six (6) months following the Termination Date. The delayed amount shall be paid in a lump sum after the end of the six-month delay.

(b)         Options; Restricted Stock. Notwithstanding the terms of any award agreement heretofore or hereafter granted to the Executive under any Award Plan, or any other agreement granting the Executive Options or Restricted Stock (in each case, an “Award Agreement”), upon a Termination Without Cause or Termination for Good Reason, (i) all Options and Restricted Stock granted to the Executive which do not constitute deferred compensation for Code Section 409A purposes granted to the Executive shall become fully vested on the Termination Date and immediately prior to the time of termination, and (ii) the Executive shall continue to have the right to exercise any such Options until the earlier to occur of (A) the three (3) year anniversary of the Termination Date or (B) the final expiration date for such Options as provided for in the applicable Award Agreement. In the event of any conflict between the terms of this Section 8(b) and the terms of any Award Agreement heretofore or hereafter granted to the Executive, the terms of this Section 8(b) shall control and govern.

9.         Termination Upon Expiration. If the Executive shall cease being an employee of the Company on account of a Termination Upon Expiration, the Executive shall have no further rights against the Company hereunder after the Termination Date, except for the right to receive (i) any Base Salary and bonus compensation earned but unpaid as of the Termination Date, (ii) accrued vacation and other vested benefits; and (iii) reimbursement of business expenses to which the Executive is entitled as of the Termination Date under Section 5(a). In the event of any Termination Upon Expiration, the Executive shall continue to be subject to the Confidentiality Agreement. In the event of a Termination Upon Expiration caused by the Company (i.e., the Company gave notice to the Executive of the Company’s election to not extend the Term pursuant to Section 3(a)), then (a) solely for purposes of any Award Agreement granted to the Executive, the Termination Upon Expiration shall not constitute a voluntary termination of the Executive’s employment by the Executive, and (b) the Executive shall not be subject to the Non-Compete Agreement following the Termination Date. In the event of a Termination Upon Expiration caused by the Executive (i.e., the Executive gave notice to the Company of the Executive’s election to not extend the Term pursuant to Section 3(a)), then (x) solely for purposes of any Award Agreement granted to the Executive, the Termination Upon Expiration shall constitute a voluntary termination of employment by the Executive, and (y) the Executive shall continue to be subject to the Non-Compete Agreement following the Termination Date.

10.       Change of Control.

(a)        Accelerated Vesting. Notwithstanding the terms of any Award Agreement heretofore or hereafter granted to the Executive, in the event of a Change of Control, all Options and Restricted Stock granted to the Executive which do not constitute deferred compensation for Code Section 409A purposes shall become fully vested on the date of the Change of Control and immediately prior to the time of the Change of Control. In the event of any conflict between the terms of this Section 10(a) and the terms of any Award Agreement heretofore or hereafter granted to the Executive, the terms of this Section 10(a) shall control and govern.

(b)        Change of Control Termination. Notwithstanding any other provision in this Agreement to the contrary, in the event of a Change of Control Termination, the Company shall, on the

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Termination Date, pay the Executive a lump sum amount which is equal to the sum of: (i) the product of (A) the Executive’s Base Salary in effect as of the Termination Date multiplied by (B) two (2), plus (ii) the product of (A) the average of the two highest annual cash bonuses paid to the Executive for the three years preceding the year in which the Termination Date occurs, if any, multiplied by (B) two (2); plus (iii) Eighteen Thousand Dollars ($18,000); plus (iv) any Base Salary and bonus compensation earned but unpaid as of the Termination Date, plus (v) any unreimbursed business expenses to which the Executive is entitled as of the Termination Date under Section 5(a). The Company shall also pay the Executive any amounts due to the Executive pursuant to the terms of any Award Plans and/or Benefit Plans in which the Executive was a participant, in accordance with the terms of such plans. Notwithstanding the foregoing, if the Executive is a Specified Employee and the total of the payments under this Section 10(b) exceeds the limit set forth in Treas. Reg. §1.409A-1(b)(9)(iii)(A) (related to separation pay), then the amount in excess of such limit shall be delayed for six (6) months following the Executive’s Termination Date, and such delayed amount shall be paid in a lump sum after the end of the six-month delay. In the event of a Change of Control Termination, the Executive shall continue to be subject to the Confidentiality Agreement and the Non-Compete Agreement.

(c)        Options. Notwithstanding the terms of any Award Agreement heretofore or hereafter granted to the Executive, in the event of a Change of Control Termination, the Executive shall continue to have the right to exercise any Options granted to the Executive prior to the Change of Control until the earlier to occur of (A) the three (3) year anniversary of the Termination Date or (B) the final expiration date for such Options as provided for in the applicable Award Agreement. In the event of any conflict between the terms of this Section 10(c) and the terms of any Award Agreement heretofore or hereafter granted to the Executive, the terms of this Section 10(c) shall control and govern.

11.       Maximum Net After-Tax Benefit.

(a)        Potential Reduction in Total Payments. It is the parties’ objective to maximize the Executive’s Net After-Tax Benefit if any payments or benefits provided hereunder would be subject to the Excise Tax. Accordingly, in the event the Company or the Executive believes that the Total Payments to or for the benefit of the Executive, whether paid or payable or distributed or distributable or otherwise, including, by example and not by way of limitation, acceleration of the date of vesting or payment under any agreement, arrangement, plan or program, would be subject to the Excise Tax, calculations shall be made to determine (i) the maximum amount of payments and benefits that may be provided to the Executive so that no portion thereof will be subject to the Excise Tax (the “Section 4999 Limit”), (ii) the Executive’s Net After-Tax Benefit assuming application of the Section 4999 Limit, and (iii) the Executive’s Net After-Tax Benefit without the application of the Section 4999 Limit. Based on such calculations or otherwise, and notwithstanding anything contained in this Agreement to the contrary, the Executive may elect to reduce the amount of the Total Payments up to the Section 4999 Limit so that no portion of the Total Payments received by the Executive will be subject to the Excise Tax. Alternatively, the Executive may elect to receive all Total Payments, in which case the Executive shall be solely liable for any and all Excise Tax related thereto.

(b)         Manner of Determination. Unless otherwise agreed between the Company and the Executive, all calculations required to be made under this Section 11 shall be made, at the Company’s expense, by the accounting firm which is the Company’s accounting firm immediately prior to the Change of Control or another nationally recognized accounting firm designated by the Board (or a duly authorized committee thereof) prior to the Change of Control (the “Accounting Firm”). The Accounting Firm shall provide its calculations, together with supporting documentation, both to the Company and to the Executive at such time as reasonably requested by the Company or the Executive.

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(c)         Order of Reduction. If the Executive elects to reduce the Total Payments as contemplated in Section 11(a), the Executive may select the order of reduction; provided, however, that none of the selected payments may be “nonqualified deferred compensation” subject to Section 409A of the Code. In the event the Executive fails to select an order in which Total Payments are to be reduced, or does not select such an order without selecting payments that would be “nonqualified deferred compensation” subject to Section 409A of the Code, the Company shall (to the extent feasible) reduce the Total Payments in the following order: (i) reduction of any cash severance payments otherwise payable to the Executive that are exempt from Section 409A of the Code; (ii) reduction of any other cash payments or benefits otherwise payable to the Executive that are exempt from Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting or payments with respect to any Options or other equity or equity-type awards that are exempt from Section 409A of the Code; (iii) reduction of any other payments or benefits otherwise payable to the Executive on a pro rata basis or in such other manner that complies with Section 409A of the Code, but excluding any payments attributable to any acceleration of vesting and payments with respect to any Options or other equity or equity-type awards that are exempt from Section 409A of the Code; and (iv) reduction of any payments attributable to any acceleration of vesting or payments with respect to any Options or other equity or equity-type awards that are exempt from Section 409A of the Code; in each case beginning with payments that would otherwise be made last in time.

12.        Exclusive Remedy. To the extent permitted by applicable law, the payments contemplated by Section 7, Section 8, Section 9 and Section 10 shall constitute the exclusive and sole remedy for any termination of the Executive’s employment due to death or Permanent Disability, any Termination Without Cause, any Termination for Good Reason or any Termination Upon Expiration. The Executive agrees, for himself and any administrator, beneficiary, devisee, executor, heir, legatee or personal representative, (i) to not assert or pursue any remedies, other than an action to enforce the payments due to the Executive (or the Executive’s estate) under this Agreement, at law or in equity, with respect to the termination of the Executive’s employment under Section 7, Section 8, Section 9 or Section 10, as applicable, and (ii) to execute a release and waiver on such terms and conditions as the Company may reasonably require as a condition of entitlement to such payments.

13.        Confidentiality and Noncompetition. The Executive shall enter into the Confidentiality Agreement and Non-Compete Agreement. The Executive’s execution of those agreements is a material inducement for the Company to enter into this Agreement. Therefore, this Agreement will be null and void unless the Executive enters into the Confidentiality Agreement and the Non-Compete Agreement.

14.        Employment Status. The parties acknowledge and agree that the Executive is an employee of the Company, not an independent contractor. Any payments made to the Executive by the Company pursuant to this Agreement shall be treated for federal and state payroll tax purposes as payments made to a Company employee, irrespective whether such payments are made subsequent to the Termination Date.

15.        Notices. All notices or deliveries authorized or required pursuant to this Agreement shall be deemed to have been given when in writing and personally delivered or when deposited in the U.S. mail, certified, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

To the Company:	MRI Interventions, Inc. 5 Musick Irvine, CA 92618
To the Executive:	Joseph Michael Burnett 1968 Manchester Ave. Cardiff, CA 92007

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16.        Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto. In the event of any inconsistencies between the terms of this Agreement and any Award Agreement, the terms of this Agreement shall govern.

17.        Certain 409A Matters. Notwithstanding any provision herein to the contrary, for purposes of identifying Specified Employees or determining when a Termination of Employment has occurred or for any other purpose where Section 409A of the Code applies, references to the Company shall be deemed to include Affiliates of the Company which are required to be aggregated with the Company under Section 409A of the Code.

18.        Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles thereof.

19.        Assignment. The Executive acknowledges that his services are unique and personal. Accordingly, the Executive may not assign his rights or delegate his duties or obligations under this Agreement.

20.        Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

21.        Successors; Binding Agreement. The Company will require any successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder upon a Change of Control Termination. The Company’s rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company’s successors and assigns.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

MRI INTERVENTIONS, INC.

By:	/s/ Harold A. Hurwitz
Name:	Harold A. Hurwitz
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Joseph Michael Burnett
Joseph Michael Burnett

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Exhibit A

NON-DISCLOSURE AND PROPRIETARY RIGHTS AGREEMENT

See Attached

mri interventions, INC.

Non-Disclosure AND PROPRIETARY RIGHTS Agreement

In consideration and as a condition of my employment (or my continued employment) with MRI Interventions, Inc., or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my receipt of Confidential Information (as defined in Section 2 below) and of the compensation now and hereafter paid to me by the Company, the undersigned (hereinafter referred to as “Employee”) hereby acknowledges and agrees to the following:

1.                Purpose of Agreement. Employee understands that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its Confidential Information (as defined in Section 2 below), its rights in Inventions (as defined in Section 7 below) and in all related intellectual property rights. Accordingly, Employee is entering into this Non-Disclosure and Proprietary Rights Agreement (this “Agreement”) as a condition of his or her employment (or continued employment) with the Company, regardless of whether Employee is expected to create Inventions of value for the Company.

2.                Non-Disclosure of Confidential Information. At all times during his or her employment with the Company and thereafter, Employee will hold the Confidential Information in strictest confidence and Employee will not disclose, communicate, reproduce, copy, publish, license, distribute, modify, adapt, transmit, reverse engineer, decompile, disassemble or use any Confidential Information, except (a) as may be necessary for Employee to perform his or her duties as an employee of the Company for the exclusive benefit of the Company or (b) to the extent an officer of the Company expressly authorizes such in writing. Employee will take all appropriate action, whether by instruction, agreement or otherwise, to ensure the protection, confidentiality and security of the Confidential Information and to satisfy Employee’s obligations under this Agreement. Employee will notify the Company immediately upon discovery of any loss, misuse, misappropriation or disclosure of Confidential Information or any other breach of this Agreement by Employee, and Employee will cooperate with the Company in every reasonable way to help the Company regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

For purposes of this Agreement, the term “Confidential Information” means, but is not limited to, all information that is possessed by or developed for the Company and which relates to the Company’s existing or potential business, which information is not reasonably knowable by the Company’s competitors or by the general public through lawful means. Without limiting the generality of the foregoing, such Confidential Information also includes, but is not limited to, all Proprietary Rights (as defined in Section 3 below), all Third Party Information (as defined in Section 4 below) and all information regarding the Company’s operations, research and development efforts, plans for products or services, methods of doing business, business strategies, customers, suppliers, service providers, manufacturers, business relations, product prices and costs, markets, marketing plans, budgets and forecasts, financial information and/or Inventions, as well as information regarding the skills, know how and compensation of other employees of the Company. Confidential Information may be expressly designated as confidential or proprietary on its face (whether verbally, in writing or otherwise) or be of such a nature that a reasonable person under the circumstances should understand or believe it to be confidential or proprietary. Confidential Information may be oral, written, recorded magnetically or electronically or otherwise stored, and may be that which Employee originates as well as that which otherwise comes into the possession or knowledge of Employee.

3.                Recognition of Company’s Rights. Employee acknowledges and agrees that all Confidential Information will be the sole property of the Company and that the Company will be the sole

1

owner of all patents, patent applications, design patents or registration, design patent applications, copyrights, mask works, trademarks, trade secrets and all other intellectual property rights throughout the world (collectively, “Proprietary Rights”) in connection therewith. Accordingly, Employee hereby assigns and agrees to assign to the Company any rights Employee may have or acquire in any Confidential Information and Proprietary Rights.

4.                Non-Disclosure of Third Party Information. Employee understands that the Company may from time to time receive from third parties confidential information (“Third Party Information”), subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. At all times during Employee’s employment with the Company and thereafter, Employee will hold the Third Party Information in strictest confidence and Employee will not disclose, communicate, reproduce, copy, publish, license, distribute, modify, adapt, transmit, reverse engineer, decompile, disassemble or use any Third Party Information, except (a) as may be necessary for Employee to perform his or her duties as an employee of the Company for the exclusive benefit of the Company or (b) to the extent an officer of the Company expressly authorizes such in writing. Employee will take all appropriate action, whether by instruction, agreement or otherwise, to ensure the protection, confidentiality and security of the Third Party Information and to satisfy Employee’s obligations under this Agreement. Employee will notify the Company immediately upon discovery of any loss, misuse, misappropriation or disclosure of Third Party Information or any other breach of this Agreement by Employee, and Employee will cooperate with the Company in every reasonable way to help the Company prevent its further unauthorized use or disclosure.

5.                Return of Information; Inspections. Employee will, at the Company’s request and/or upon termination of the employment relationship for any reason, return all originals, copies, reproductions and summaries of any Confidential Information and all other tangible materials and devices provided to Employee as Confidential Information or containing Confidential Information, and/or, at the Company’s option, certify destruction of the same. In addition, Employee will, at the Company’s request and/or upon termination of the employment relationship for any reason, return all originals, copies, reproductions and summaries of any Third Party Information and all other tangible materials and devices provided to Employee as Third Party Information or containing Third Party Information, and/or, at the Company’s option, certify destruction of the same. Upon termination of his or her employment with the Company, Employee will promptly deliver to the Company all property in Employee’s possession, custody or control that is owned by the Company. Employee agrees that any property situated on the Company’s premises and owned by the Company, including, but not limited to, computers, disks and other storage media, is subject to inspection by Company personnel at any time without notice.

6.                No Improper Use of Materials. During his or her employment with the Company, Employee will not improperly use or disclose any Confidential Information or trade secrets, if any, of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person.

7.                Assignment of Inventions. Employee hereby irrevocably assigns to the Company all right, title and interest of Employee in and to any and all Inventions (and all Proprietary Rights with respect thereto), whether or not patentable, copyrightable or protectable as trade secrets, made, conceived, reduced to practice or created by Employee, either alone or jointly with others, during the period of his or her employment with the Company. Employee acknowledges that all original works of authorship which are made by Employee (alone or jointly with others) within the scope of his or her employment and which are copyrightable are "works made for hire," as that term is defined in the United States Copyright Act. In addition to the foregoing assignment of Inventions (and all Proprietary Rights with respect thereto) to

2

the Company, Employee hereby irrevocably assigns to the Company any and all Moral Rights (as defined below) that Employee may have in or with respect to any Invention, and Employee forever waives and agrees not to assert any and all Moral Rights he or she may have in or with respect to any Invention, even after termination of employment with the Company.

For purposes of this Agreement, the term “Inventions” means inventions, discoveries, improvements, designs, techniques, ideas, processes, compositions of matter, formulas, data, software programs, databases, mask works, works of authorship, know-how and trade secrets.

For purposes of this Agreement, the term “Moral Rights” means any right to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country or under any treaty, regardless of whether such right is denominated or generally referred to as a “moral right.”

8.                Disclosure of Inventions. Employee will promptly disclose to the Company all Inventions that Employee makes, conceives, reduces to practice or creates, either alone or jointly with others, during the period of his or her employment with the Company. In addition, Employee will disclose to the Company all patent applications filed by Employee within three (3) years after termination of employment with the Company.

9.                Assistance. Employee agrees to assist the Company in every proper way to obtain and, from time to time, enforce United States and foreign Proprietary Rights relating to Inventions assigned hereunder to the Company in any and all countries. To that end, Employee will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. Employee’s obligation to assist the Company with respect to Proprietary Rights relating to Inventions in any and all countries will continue beyond the termination of Employee’s employment, but the Company agrees to compensate Employee at a reasonable rate after Employee’s termination for the time actually spent by Employee at the Company's request on such assistance. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and on behalf of Employee (a) to execute, verify and file any document needed in connection with the actions specified in this section and (b) to do all other lawfully permitted acts to further the purposes of this section, in each case with the same legal force and effect as if executed or performed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

10.             Prior Inventions. Inventions, if any, which Employee made prior to the commencement of his or her employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, Employee has set forth on Exhibit A hereto a complete list of all Inventions that Employee, whether alone or jointly with others, has conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to commencement of his or her employment with the Company, that Employee considers to be his or her property or the property of third parties and that Employee wishes to have expressly excluded from the scope of this Agreement.

11.             Efforts; Non-Competition. Employee acknowledges that his or her employment with the Company requires his or her full attention and effort during normal business hours, and Employee will give his or her best effort, skill and inventive ability to the business interests of the Company. During the

3

term of his or her employment with the Company, Employee will not, directly or indirectly, participate in the management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person or entity that competes anywhere in the world with the Company in the conduct of the business of the Company as conducted or as proposed to be conducted (a “Competing Business”), nor will Employee engage in any other activities that conflict with his or her obligations to the Company.

12.             Non-Solicitation. During the term of his or her employment by the Company and for a period of two (2) years after the date his or her employment with the Company ends for any reason, Employee will not, directly or indirectly, (a) hire, engage or solicit to hire or engage any individual who is engaged as a contractor or consultant or employed by the Company or who was engaged as a contractor or consultant or employed by the Company within six months of the proposed solicitation, hire or engagement, (b) otherwise induce or attempt to induce any individual who is engaged as a contractor or consultant or employed by the Company to terminate such engagement or employment, (c) in any way interfere with the relationship between the Company and any individual who is engaged as a contractor or consultant or employed by the Company; (d) contact, solicit, divert, appropriate or call upon with the intent of doing business with (other than for the exclusive benefit of the Company) any customer of the Company if the purpose of such activity is to solicit such customer or prospective customer for a Competing Business, to encourage such customer to discontinue, reduce or adversely alter the amount of such customer’s business with the Company or to otherwise interfere with the Company’s relationship with such customer, or (e) in any way interfere with the Company’s relationship with any supplier, manufacturer, service provider or other business relation of the Company.

13.             No Conflicting Obligation. Employee represents and agrees that his or her performance of the provisions of this Agreement does not, and will not, breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to his or her employment by the Company. Employee agrees not to enter into any agreement, either written or oral, in conflict herewith.

14.             Reasonableness of Restrictions. Employee agrees that the restrictions on Employee’s activities outlined in this Agreement are reasonable and necessary to protect the Company’s legitimate business interests, that the consideration provided by the Company is fair and reasonable, and that given the importance to the Company of its Confidential Information, the post-employment restrictions on Employee’s activities are likewise fair and reasonable.

15.             Injunctive Relief. Employee acknowledges and agrees that failure to adhere to the terms of this Agreement will cause the Company irreparable damage for which monetary damages alone would be inadequate compensation. Therefore, Employee agrees that, in addition to monetary damages, the Company will be entitled to an injunction and other equitable relief, including ex parte injunctive relief, in the event of any breach or threatened breach (such threatened breach being determined in the sole judgment of the Company) of the provisions of this Agreement. Employee waives the making of a bond or showing actual damages as a condition for obtaining injunctive relief. Such remedy shall not be deemed the exclusive remedy for the breach of this Agreement by Employee, but will be in addition to all other remedies available to the Company whether at law or in equity. Additionally, if Employee breaches this Agreement, the Company will be entitled to its reasonable attorney’s fees and costs associated with enforcing this Agreement. Notwithstanding any judicial determination that any provision of this Agreement is not specifically enforceable, the Company will nonetheless be entitled to recover monetary damages as a result of any breach by Employee.

16.             Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the state of Delaware, without giving any effect to that state’s conflict of laws principles.

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17.             Employment. Employee acknowledges and agrees that this Agreement does not create an employment contract with the Company for any term, nor does it in any way limit the Company’s right to otherwise terminate Employee’s employment. Any change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement.

18.             Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner to be effective, valid and enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or the remaining provisions of this Agreement. Furthermore, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still have such similar provision be construed and enforced as legal, valid, and enforceable.

19.             Amendments; Waivers. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach.

20.             Assignment. The Company may assign its rights under this Agreement. This Agreement, and the duties and obligations of Employee hereunder, may not be assigned or delegated by Employee.

21.             Survival. The terms of this Agreement, and Employee’s duties and obligations hereunder, will survive any termination of Employee’s employment with the Company for any reason.

22.             Headings. Headings in this Agreement are for informational purposes only and will not be used to construe the intent of this Agreement.

23.             Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and Employee concerning the matters addressed herein.

24.             Further Assurances. Employee will cooperate reasonably with the Company in connection with any steps required to be taken as part of Employee’s obligations under this Agreement, and Employee will (a) execute and deliver to the Company such other documents, and (b) do such other acts and things, in each case as the Company may reasonably request for the purpose of carrying out the provisions of this Agreement.

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25.             Acknowledgment. Employee acknowledges that he or she has received a copy of this Agreement, which he or she has read and understood, and Employee voluntarily agrees to abide by its terms. Employee authorizes the Company to notify any future employer(s) of Employee of the terms of this Agreement and Employee’s obligations hereunder.

*****

/s/ Joseph Michael Burnett	10/6/2017
Employee Signature	Date

Joseph Michael Burnett
Employee Name

Accepted by:

MRI Interventions, Inc.

By:	/s/ Harold A. Hurwitz
Name:	Harold A. Hurwitz
Title:	Chief Financial Officer

6

Exhibit A

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment with the Company that have been made, conceived, first reduced to practice or created by me, alone or jointly with others, prior to my employment with the Company that I desire to remove from the operation of the Company's Non-Disclosure and Proprietary Rights Agreement:

☒       No inventions or improvements

☐       See below:

☐       Additional sheets attached.

I propose to bring to my employment the following materials and documents of a former employer:

☒       No materials or documents

☐       See below:

☐       Additional sheets attached.

/s/ Joseph Michael Burnett	10/6/2017
Employee Signature	Date

Joseph Michael Burnett
Employee Name

Exhibit B

NON-COMPETITION AGREEMENT

See Attached

MRI INTERVENTIONS, INC.

Non-COMPETITION Agreement

In consideration and as a condition of my employment (or my continued employment) with MRI Interventions, Inc., or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my receipt of the compensation now and hereafter paid to me by the Company, the undersigned (hereinafter referred to as “Employee”) hereby acknowledges and agrees to the following:

1.                Defined Terms. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

(a)       “Conflicting Organization” means any individual or entity that, directly or indirectly, engages in, or is about to become engaged in, Conflicting Research or the development, design, production, manufacture, promotion, marketing, sale, support or service of a Conflicting Product.

(b)       “Conflicting Product” means medical devices, goods, products, product lines or services, and each and every component thereof, developed, designed, produced, manufactured, marketed, promoted, sold, supported or serviced, or that are in development or the subject of research, by anyone other than the Company that are the same or similar to, perform any of the same or similar functions as, may be substituted for, or are intended or used for any of the same purposes as, a Company Product.

(c)       “Conflicting Research” means any research or development of any kind or nature conducted by anyone other than the Company, which is intended for, or may be useful in, any aspect of the development, design, production, manufacture, marketing, promotion, sale, support or service of a Conflicting Product.

(d)       “Company Product” means any medical device, goods, products, product lines or services (i) that during the last one (1) year in which Employee was employed by the Company, Employee, or persons under Employee’s management, direction or supervision, performed research regarding, designed, developed, produced, manufactured, marketed, promoted, sold, solicited sales of, supported or serviced on behalf of the Company, or (ii) with respect to which Employee at any time received or otherwise obtained or learned Confidential Information.

(e)       “Restricted Area” means the United States of America or in any other country in which the Company has received or applied for regulatory clearances or approvals for Company Products.

2.                Efforts; Non-Competition. Employee acknowledges that his or her employment with the Company requires his or her full attention and effort during normal business hours, and Employee will give his or her best effort, skill and inventive ability to the business interests of the Company. During the term of his or her employment with the Company, Employee will not, directly or indirectly, participate in the management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any individual or entity that competes with the Company in the Restricted Area in the conduct of the business of the Company as conducted or as proposed to be conducted, nor will Employee engage in any other activities that conflict with his or her obligations to the Company.

In addition, for a period of one (1) year after the date his or her employment with the Company ends for any reason, Employee will not, directly or indirectly, participate in the management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any Conflicting Organization in the Restricted Area in connection with or relating to a Conflicting Product or Conflicting Research.

3.                No Conflicting Obligation. Employee represents and agrees that his or her performance of the provisions of this Agreement does not, and will not, breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to his or her employment by the Company. Employee agrees not to enter into any agreement, either written or oral, in conflict herewith.

4.                Reasonableness of Restrictions. Employee agrees that the restrictions on Employee’s activities outlined in this Agreement are reasonable and necessary to protect the Company’s legitimate business interests, that the consideration provided by the Company is fair and reasonable, and that the post-employment restrictions on Employee’s activities are fair and reasonable.

5.                Injunctive Relief. Employee acknowledges and agrees that failure to adhere to the terms of this Agreement will cause the Company irreparable damage for which monetary damages alone would be inadequate compensation. Therefore, Employee agrees that in addition to monetary damages, the Company will be entitled to an injunction and other equitable relief, including ex parte injunctive relief, in the event of any breach or threatened breach (such threatened breach being determined in the sole judgment of the Company) of the provisions of this Agreement. Employee waives the making of a bond or showing actual damages as a condition for obtaining injunctive relief. Such remedy shall not be deemed the exclusive remedy for the breach of this Agreement by Employee, but will be in addition to all other remedies available at law or in equity to the Company. Additionally, if Employee breaches this Agreement, the Company will be entitled to its reasonable attorney’s fees and costs associated with enforcing this Agreement. Notwithstanding any judicial determination that any provision of this Agreement is not specifically enforceable, the Company will nonetheless be entitled to recover monetary damages as a result of any breach by Employee.

6.                Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the state of Delaware, without giving any effect to that state’s conflict of laws principles.

7.                Employment. Employee acknowledges and agrees that this Agreement does not create an employment contract with the Company for any term, nor does it in any way limit the Company’s right to otherwise terminate Employee’s employment. Any change or changes in Employee’s duties, salary or compensation will not affect the validity or scope of this Agreement.

8.                Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner to be effective, valid and enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or the remaining provisions of this Agreement. Furthermore, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still have such similar provision be construed and enforced as legal, valid, and enforceable.

9.                Amendments; Waivers. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach.

10.             Assignment. The Company may assign its rights under this Agreement. This Agreement, and the duties and obligations of Employee hereunder, may not be assigned or delegated by Employee.

11.             Survival. The terms of this Agreement, and Employee’s duties and obligations hereunder, will survive any termination of Employee’s employment with the Company for any reason.

12.             Headings. Headings in this Agreement are for informational purposes only and will not be used to construe the intent of this Agreement.

13.             Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Company and Employee concerning the matters addressed herein.

14.             Further Assurances. Employee will cooperate reasonably with the Company in connection with any steps required to be taken as part of Employee’s obligations under this Agreement, and Employee will (a) execute and deliver to the Company such other documents, and (b) do such other acts and things, in each case as the Company may reasonably request for the purpose of carrying out the provisions of this Agreement.

15.             Acknowledgment. Employee acknowledges that he or she has received a copy of this Agreement, which he or she has read and understood, and Employee voluntarily agrees to abide by its terms. Employee authorizes the Company to notify any future employer(s) of Employee of the terms of this Agreement and Employee’s obligations hereunder.

/s/ Joseph Michael Burnett	10/6/2017
Employee Signature	Date

Joseph Michael Burnett
Employee Name

Accepted by:

MRI Interventions, Inc.

By:	/s/ Harold A. Hurwitz
Name:	Harold A. Hurwitz
Title:	Chief Financial Officer

Exhibit C

NON-QUALIFIED STOCK OPTION AGREEMENT

See Attached

THIS OPTION AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS OPTION, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

MRI INTERVENTIONS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made effective as of the 7th day of November 2017 (the “Effective Date”), by and between MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), and JOSEPH MICHAEL BURNETT (the “Optionee”).

WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of the Company’s common stock, par value $.01 per share (the “Shares”), subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                Grant of Option.

(a)              The Company grants, as of the Effective Date, the right and option (the “Stock Option”) to purchase three hundred fifty thousand (350,000) Shares, in whole or in part (the “Option Shares”), at an exercise price of $_____ per Share (the “Option Exercise Price Per Share”), on the terms and conditions set forth in this Agreement.

(b)             The Stock Option shall be a non-qualified stock option. The Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). In order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee. This Agreement is not subject to, and the Stock Option is not granted under, the Company’s 2013 Incentive Compensation Plan, as amended and restated (the “2013 Plan”).

2.                Exercisability Schedule. No portion of the Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Company’s Board of Directors or a duly authorized committee thereof (in either case, the “Board”) to accelerate the exercisability schedule hereunder, the Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated:

Incremental Number of Option Shares Exercisable	Exercisability Date
116,666	On the first anniversary of the Effective Date
29,166	Every three (3) months thereafter up to but not including the Final Vesting Date
29,172	On the third anniversary of the Effective Date (the “Final Vesting Date”)

Notwithstanding anything herein to the contrary, in the event of a Change of Control, the Stock Option shall become fully exercisable as of the effective time of the Change of Control. For purposes of this Agreement, the term “Change of Control” shall have the same meaning given to that term in the 2013 Plan.

3.                Manner of Exercise.

(a)       The Optionee may exercise the Stock Option only in the following manner:

The Optionee may give written notice to the Company of his election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check) at the time the Stock Option is exercised; (ii) in Shares having a Fair Market Value equal to the aggregate Option Exercise Price Per Share for the Option Shares being purchased and satisfying such other requirements as may be imposed by the Board; provided, that such Shares have been held by the Optionee for no less than six months (or such other period as established from time to time by the Board in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in Shares (as described in the preceding clause (ii)); (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Stock Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Exercise Price Per Share for the Option Shares being purchased, provided that in the event the Optionee chooses to pay the Option Exercise Price Per Share as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure; or (v) through “net settlement” in Shares. In the case of a “net settlement” of the Stock Option, the Company will not require a cash payment of the Option Exercise Price Per Share for the Option Shares being purchased, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Exercise Price Per Share for the Option Shares set forth in this Agreement. With respect to any remaining balance of the aggregate Option Exercise Price Per Share for the Option Shares, the Company shall accept a cash payment. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for such Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in any other applicable agreement or applicable laws and regulations, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of the Shares pursuant to the exercise of the Stock Option and any subsequent resale of such Shares will be in compliance with applicable laws and regulations.

(b)       The Shares purchased upon exercise of the Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Board with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof. The determination of the Board as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Stock Option unless and until the Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the Shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.

(c)       The minimum number of Shares with respect to which the Stock Option may be exercised at any one time shall be 100 Shares, unless the number of Shares with respect to which the Stock Option is being exercised is the total number of Shares subject to exercise under the Stock Option at the time.

(d)       Notwithstanding any other provision hereof, no portion of the Stock Option shall be exercisable after the Expiration Date hereof.

4.         Termination of Employment. If the Optionee’s employment by the Company (or any affiliate of the Company) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below or as set forth in that certain Employment Agreement dated as of November 7, 2017 by and between the Company and the Optionee (as the same may be amended from time to time, the “Employment Agreement”).

(a)       Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of the Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of Optionee’s death, by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of the Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b)       Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s Disability, any portion of the Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of Disability, by the Optionee, or the Optionee’s legal representative or guardian, as applicable, for a period of 12 months from the date of Disability or until the Expiration Date, if earlier. Any portion of the Stock Option that is not exercisable on the date of Disability shall terminate immediately and be of no further force or effect.

(c)       Termination for Cause; Voluntary Termination. If the Optionee’s employment with the Company (or any affiliate thereof) terminates for Cause or if the Optionee voluntarily terminates his employment, any portion of the Stock Option outstanding on such date shall terminate immediately and be of no further force or effect. For purposes of this Agreement, “Cause” shall have the meaning set forth in the Employment Agreement.

(d)       Other Termination. If the Optionee’s employment terminates for any reason other than the Optionee’s voluntary termination, the Optionee’s death, the Optionee’s Disability or for Cause, unless otherwise provided in the Employment Agreement, (i) any portion of the Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier, and (ii) any portion of the Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect. In the event of any conflict between the terms of this Section 4(d) and the terms of the Employment Agreement, the terms of the Employment Agreement shall control and govern.

The Board’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his representatives or legatees.

5.       Termination of Option. The Option will expire as of 5:00 pm (Central time) on the tenth anniversary of the Effective Date (the “Expiration Date”) with respect to any then unexercised portion thereof, unless terminated earlier as set forth herein or the Employment Agreement.

6.       Certain Legal Restrictions. The Company shall have no obligation to the Optionee, express or implied, to list, register or otherwise qualify the Stock Option or any of the Shares issuable upon exercise of the Stock Option. Upon exercise, the certificate evidencing the purchased Shares shall be legended as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

As a condition to any transfer of Shares acquired upon exercise of the Stock Option, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended, or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws.

7.       Adjustments. In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend, dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination or other similar corporate transaction or event affects the Shares, then the Company shall, depending on the particular circumstances, in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Section 409A of the Code and the regulations thereunder) either: (a) adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to the Stock Option, provided that the number of Shares subject to the Stock Option shall always be a whole number; and (ii) the Option Exercise Price Per Share with respect to the Stock Option; (b) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (c) make provision for a cash payment to the Optionee in lieu of the Stock Option.

8.       No Obligation to Continue Employment. Neither the Company nor any of its affiliates is obligated by or as a result of this Agreement to continue the Optionee in employment and this Agreement shall not interfere in any way with the right of the Company or any of its affiliates to terminate the employment of the Optionee at any time, subject to the terms of the Employment Agreement.

9.       Amendments to Stock Option. The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Stock Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.

10.       Limited Transferability. Unless otherwise approved by the Board, this Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. Except as provided in Section 4(b) of this Agreement, the Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

11.       Reservation of Shares. At all times during the term of the Stock Option, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.

12.       Severability. If any provision of this Agreement is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or to either party, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction or party, and the remainder of this Agreement shall remain in full force and effect.

13.       Tax Withholding. The Optionee shall, not later than the date as of which the exercise of the Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Board for payment of any federal, state, and local taxes required by law to be withheld on account of such taxable event. The minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from the Option Shares to be issued a number of Shares with an aggregate Fair Market Value that would satisfy the withholding amount due.

14.       Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

15.       Certain Defined Terms. Although the Stock Option is not granted under the 2013 Plan, for purposes of this Agreement, the terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meanings given to those terms in the 2013 Plan.

16.       Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

17.       Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee’s administrators, executors, heirs and legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s administrators, executors, heirs and legal representatives.

18.       Section 409A Compliance. This grant (or modification hereof) shall not provide for deferral of compensation that fails to comply with Section 409A of the Code. Notwithstanding any provision of this Agreement to the contrary, if one or more of the payments or benefits received or to be received by the Grantee pursuant to this Agreement would cause the Grantee to incur any additional tax or interest under Section 409A of the Code, the Board may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code and the regulations thereunder.

19.       No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Agreement, and the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

20.       Clawback. Notwithstanding any other provisions in this Agreement, this grant is subject to any deductions and/or clawback as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

[The next page is the signature page]

IN WITNESS WHEREOF, the parties have executed this Non-Qualified Stock Option Agreement to be effective as of the Effective Date.

MRI INTERVENTIONS, INC.

By:

Name:

Title:

Joseph Michael Burnett

Exhibit D

RESTRICTED SHARE AWARD AGREEMENT

See Attached

THE SECURITIES GRANTED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

MRI INTERVENTIONS, INC.

RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is made effective as of the 7th day of November, 2017 (the “Effective Date”), by and between MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), and JOSEPH MICHAEL BURNETT (the “Grantee”).

WHEREAS, the Company desires to grant restricted shares of the Company’s common stock, par value $.01 per share (“Restricted Shares”) to the Grantee, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                Grant of Restricted Shares; Grantee’s Rights.

(a)              The Company grants, as of the Effective Date, two hundred thousand (200,000) Restricted Shares to the Grantee, on the terms and conditions set forth in this Agreement. This Agreement is not subject to, and the Restricted Shares are not granted under, the Company’s 2013 Incentive Compensation Plan, as amended and restated (the “2013 Plan”).

(b)             The Grantee shall have no rights with respect to this Agreement unless he shall have accepted this Agreement by (i) signing and delivering to the Company a copy of this Agreement, and (ii) delivering to the Company a stock power endorsed in blank. Upon execution of this Agreement by the Grantee, the Restricted Shares shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 2 below.

2.                Restrictions and Conditions.

(a)              Any book entries for Restricted Shares granted herein shall bear an appropriate legend, as determined by Company’s Board of Directors or a duly authorized committee thereof (in either case, the “Board”), in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein.

(b)             Restricted Shares granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)              If the Grantee’s employment with the Company (or any affiliate of the Company) is terminated prior to the vesting of the Restricted Shares granted herein, all unvested Restricted Shares shall immediately and automatically be forfeited and returned to the Company, subject to the terms and conditions set forth in that certain Employment Agreement dated as of November 7, 2017 by and between the Company and the Grantee (as the same may be amended from time to time, the “Employment Agreement”).

3.                Vesting of Restricted Shares. The restrictions and conditions in Section 2 of this Agreement shall lapse on the Vesting Dates specified in the following schedule so long as the Grantee remains in the employment of the Company (or any affiliate of the Company) on such dates. The restrictions and conditions in Section 2 shall lapse only with respect to the number of Restricted Shares specified as vested on such date.

Incremental Number of Restricted Shares Vested	Vesting Date
66,666	On the first anniversary of the Effective Date
16,166	Every three (3) months thereafter up to but not including the Final Vesting Date
16,172	On the third anniversary of the Effective Date (the “Final Vesting Date”)

Subsequent to such Vesting Dates, the Restricted Shares on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Shares. Once the restrictions and conditions have lapsed, the Company shall instruct its transfer agent to issue a stock certificate representing the vested portion of the Restricted Shares. The Board may at any time accelerate the vesting schedule specified in this Section 3. Notwithstanding anything herein to the contrary, in the event of a Change of Control, the Restricted Shares shall become fully vested as of the effective time of the Change of Control. For purposes of this Agreement, the term “Change of Control” shall have the same meaning given to that term in the 2013 Plan.

4.                Dividends. Dividends on the Restricted Shares, to the extent declared and paid, shall be paid currently to the Grantee.

5.                Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Agreement becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Board for payment of any federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Section 6 below, the required minimum tax withholding obligations of the Company may be satisfied, in whole or in part, by the Company withholding from the Restricted Shares to be issued a number of Restricted Shares with an aggregate Fair Market Value that would satisfy the withholding amount due.

6.                Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within thirty (30) days following the acceptance of this Agreement as provided in Section 1 of this Agreement, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). In the event the Grantee makes such an election, he agrees to provide a copy of the election to the Company. The Grantee acknowledges that he is responsible for obtaining the advice of his tax advisors with regard to the Section 83(b) election and that he is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

7.                Section 409A Compliance. This grant (or modification hereof) shall not provide for deferral of compensation that fails to comply with Section 409A of the Code. Notwithstanding any provision of this Agreement to the contrary, if one or more of the payments or benefits received or to be received by the Grantee pursuant to this Agreement would cause the Grantee to incur any additional tax or interest under Section 409A of the Code, the Board may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code and the regulations thereunder.

8.                Adjustments. In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend, share dividend, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination or other similar corporate transaction or event affects the Restricted Shares granted herein, then the Company shall, depending on the particular circumstances, in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Section 409A of the Code and the regulations thereunder) either: (a) adjust the number of Restricted Shares, provided that the number of Restricted Shares shall always be a whole number; (b) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (c) make provision for a cash payment to the Grantee in lieu of the Restricted Shares.

9.                Certain Defined Terms. Although the Stock Option is not granted under the 2013 Plan, for purposes of this Agreement, the terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meanings given to those terms in the 2013 Plan.

10.             Transferability. Unless otherwise approved by the Board, this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

11.             No Obligation to Continue Employment. Neither the Company nor any of its affiliates is obligated by or as a result of this Agreement to continue the Grantee in employment, and this Agreement shall not interfere in any way with the right of the Company or any of its affiliates to terminate the employment of the Grantee at any time, subject to the terms of the Employment Agreement.

12.             Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

13.             Amendment. The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Restricted Shares granted herein, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Restricted Shares granted herein shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

14.             Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.             No Fractional Shares. No fractional shares of the Company’s common stock shall be issued or delivered pursuant to this Agreement, and the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any such fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

16.             Clawback. Notwithstanding any other provisions in this Agreement, this grant is subject to any deductions and/or clawback as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

[The next page is the signature page]

IN WITNESS WHEREOF, the parties have executed this Restricted Share Award Agreement to be effective as of the Effective Date.

MRI INTERVENTIONS, INC.

By:

Name:

Title:

Joseph Michael Burnett